UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28875 Cabot Drive, Novi, MI	48377
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 348-9735

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Gentherm Incorporated (the “Company”) on May 8, 2025 (the “Annual Meeting”), the Company’s shareholders: elected nine directors, each to serve for a one-year term until the 2026 annual meeting of shareholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service; approved (on an advisory basis) the compensation of the Company’s named executive officers; and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

The final results of the voting are shown below.

Proposal No. 1 - Election of directors

Nominee	For	Withheld	Broker Non- Votes
Sophie Desormière	26,885,544	1,332,406	1,044,591
David Heinzmann	27,935,814	282,136	1,044,591
Ronald Hundzinski	27,934,856	283,094	1,044,591
Laura Kowalchik	27,935,879	282,071	1,044,591
Charles Kummeth	27,214,267	1,003,683	1,044,591
Betsy Meter	27,223,018	994,932	1,044,591
William Presley	27,965,112	252,838	1,044,591
John Stacey	27,174,249	1,043,701	1,044,591
Kenneth Washington	27,935,904	282,046	1,044,591

Proposal No. 2 - Approval (on an advisory basis) of named executive officer compensation

For	Against	Abstain	Broker Non-Votes
26,109,272	1,872,195	236,483	1,044,591

Proposal No. 3 - Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2025

For	Against	Abstain
29,039,700	220,991	1,850

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2025

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary